UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Grant H. Beard to the Board of Directors
On May 7, 2014, The Board of Directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”) appointed Grant H. Beard as a director effective immediately and increased the size of the Board to seven members. As with all Directors, Mr. Beard is subject to annual election at the next annual meeting of shareholders scheduled to be held in May 2015.
Mr. Beard, age 53, has served as the Chairman, President and CEO of Wolverine Advanced Materials LLC since July 2012. From October 2010 to June 2012, Mr. Beard served as President and Chief Executive Officer of Constar International Inc. From February 2009 to September 2010, Mr. Beard was an Operating Partner and Principal at Anderson Group, a private equity/merchant banking group. From March 2001 to January 2009, Mr. Beard served as President and Chief Executive Officer of Trimas Corporation and served as a director from June 2002 to January 2009. From August 2000 to March 2001, Mr. Beard was President, Chief Executive Officer and Chairman of HealthMedia, Inc. From January 1996 to August 2000, he was President of the Preferred Technical Group of Dana Corporation, a manufacturer of tubular fluid routing products sold to vehicle manufacturers. He served as Vice President of Sales, Marketing and Corporate Development for Echlin, Inc., before the acquisition of Echlin by Dana in late 1998. Mr. Beard has experience at two private equity/merchant banking groups, Anderson Group and Oxford Investment Group, where he was actively involved in corporate development, strategy and operations management.
The Board has determined that Mr. Beard is an “independent director” within the meaning of the Nasdaq Stock Market rules. There is no arrangement or understanding between Mr. Beard and any other person pursuant to which he was elected as a director of the Company. Additionally, there is no transaction between Mr. Beard and the Company that would require disclosure under Item 404(a) of Regulation S-K.
In connection with his appointment to the Board, Mr. Beard has been granted 10,000 restricted stock units which vest as to 25% of the underlying shares on each anniversary date of the grant date until fully vested on the fourth anniversary of the grant date all under the Company’s 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”). A copy of the 2008 Plan has been previously filed with the Securities and Exchange Commission (File No. 000-26966) as Exhibit 10.37 to the Form 10-K for the year ended December 31, 2010, filed on March 2, 2011. Other elements of his compensation as a member of the Board will be consistent with the compensation received by other non-employee members of the Board, as disclosed in the Company’s Schedule 14A definitive proxy statement, prorated for a partial year of service in 2014.
Also in connection with his appointment to the Board, Mr. Beard and the Company plan to execute the Company’s standard form of director indemnification agreement that provides, among other things, that the Company will indemnify and hold Mr. Beard harmless for losses and expenses resulting from claims arising out of, or related to, the fact that he is or was a director of the Company. The Form of Director Indemnification Agreement has been previously filed with the Securities and Exchange Commission (File No. 000-26966) as Exhibit 10.1 to the Form 8-K filed on December 14, 2009.

Item 8.01	Other Events.
Appointment of Richard P. Beck as Chairman of the Board of Directors
On May 7, 2014, the Board also appointed Richard P. Beck as the Chairman of the Board of the Company. Mr. Beck has been a member of the Board since 1995. Mr. Beck continues to be the Chair of the Board’s Nominating & Governance Committee. As with all Directors, Mr. Beck is subject to annual election at the next annual meeting of shareholders scheduled to be held in May 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

/s/ Thomas O. McGimpsey
Date: May 8, 2014	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary